Exhibit 99.2

First Quarter Financial Results Conference Call May 9, 2013 NASDAQ: HDNG www.hardinge.com Edward J. Gaio Vice President and Chief Financial Officer Richard L. Simons Chairman, President and Chief Executive Officer

Safe Harbor Statement This presentation may contain forward-looking statements (within the meaning of Section 27A of the Securities Act of 1933, as amended and Section 21E of the Securities Exchange Act of 1934, as amended). Any such statements are based upon management’s current expectations that involve risks and uncertainties. Any statements that are not statements of historical fact or that are about future events may be deemed to be forward-looking statements. For example, words such as “may”, “will”, “should”, “estimates”, “predicts”, “potential”, “continue”, “strategy”, “believes”, “anticipates”, “plans”, “expects”, “intends” and similar expressions are intended to identify forward-looking statements. The Company’s actual results or outcomes and the timing of certain events may differ significantly from those discussed in any forward-looking statements. The following factors are among those that could cause actual results to differ materially from the forward-looking statements, which involve risks and uncertainties, and that should be considered in evaluating any such statement: fluctuations in the machine tool business cycles, changes in general economic conditions in the U.S. or internationally, the mix of products sold and the profit margins thereon, the relative success of the Company’s entry into new product and geographic markets, the Company’s ability to manage its operating costs, actions taken by customers such as order cancellations or reduced bookings by customers or distributors, competitor’s actions such as price discounting or new product introductions, governmental regulations and environmental matters, changes in the availability of cost of materials and supplies, the implementation of new technologies and currency fluctuations. The Company undertakes no obligation to publicly update any forward-looking statement, whether as a result of new information, future events, or otherwise. 2

First Quarter Sales 3 ($ in millions) $326 $214 $257 $342 $334 $75 Quarterly Net Sales Annual Net Sales $86 $83 Q1 2013 sales reflect subdued 2012 order levels Asia sales expected to recover in 2013 $90 $67

Gross Margin 4 Quarterly Sales and Gross Margin Annual Sales and Gross Margin Net Sales (in millions) Q1 2013 gross margin down compared with trailing fourth quarter of 2012 due to lower volume and product mix Sales ($ in millions) * Gross Profit and Gross Margin for 2009 were adjusted to exclude unusual items. See supplemental slides for Adjusted Gross Profit and Gross Margin reconciliation and other important disclaimers regarding Adjusted Gross Profit and Gross Margin.

Operating Margin 5 Quarterly Sales & Operating Margin Annual Sales & Operating Margin Q1 2013 operating margin impacted by acquisition costs and lower volume when compared with prior-year period Expected SG&A run rate of approximately $20 - $21 mm per quarter Sales ($ in millions) * Operating Income and Operating Margin for 2009 and 2010 were adjusted to exclude unusual items. See supplemental slides for Adjusted Operating Income and Operating Margin reconciliation and other important disclaimers regarding Adjusted Operating Income and Operating Margin.

Quarterly Net Income Annual Net Income Net Income 6 ($ in millions) * Net Income for 2009, 2010, 2012 and Q1 2013 TTM were adjusted to exclude unusual items. ** Q4 2012 Net Income of $5.1 million excludes a $2.7 million income tax benefit. See supplemental slides for Adjusted Net Income reconciliation and other important disclaimers regarding Adjusted Net Income.

Emphasis on Productivity and Cash Managed Working Capital* as a Percent of Sales 7 Receivable Days Outstanding (Avg) Inventory Turns (Avg) * Managed Working Capital is defined as: Receivables + Inventory - Payables - Customer Deposits

8 Financial Strength Total Capitalization ($ in millions) * Reflects expansion capital investments in China and Switzerland. ** Midpoint of guidance of $4.0 million to $5.0 million provided on 5/9/2013. Cash & Cash Equivalents Capital Expenditures $166.5 $162.9 $168.5 $181.1 $177.1 ** Q1 2013 Q1 2012 Cash provided by operating activities ($6.7) ($3.5) CapEx (0.9) (2.1) Operating free cash flow ($7.6) ($5.6)

 Signed definitive agreement to acquire from Illinois Tool Works Global provider of high-precision, specialty workholding devices Reinforces leadership position as designer and manufacturer of workholding solutions Increases exposure to higher margin repair parts and accessories product line Purchase price of $34 million Revenue of approximately $47 million in 2012 35% North America, 63% Europe, 2% Asia Expected to be accretive in 2013 9 Forkardt Operations Camshaft machining using a Forkardt chuck Forkardt QLC 3-jaw chuck holding a helical gear for multiple finishing operations Strategic Acquisition: Specialty Workholding Devices

10 Geographic Diversity Creates Larger Addressable Market ($ in millions) Annual Orders $288 $372 $297 $175 $274 Quarterly Orders $80 $81 $67 $58 $69 Sequentially orders improved in all geographical markets during 1Q 2013 Asia appears to be experiencing improved economic growth North America activity holding steady

Oxford Economics Machine Tool Forecast Source: Oxford Economics Spring 2013 Global Machine Tool Outlook Report 11 Emerging Economies Drive Demand Growth Machine Tool Consumption (in US$ billions) Drivers of Machine Tool Consumption: Replacement of technologically obsolete older machines Shrinking supply of skilled machinists Growing middle class in emerging economies Advancing productivity for global competitiveness China: 70% of Asian demand by 2016 Previous world peak surpassed in 2011 Data as of Spring 2013; next update is expected in October 2013

12 Overview and Outlook Continue to have positive long-term outlook on machine tool industry 2013 outlook Backlog implies weak first half Acquisition helps offset decline in organic sales Usach sales weighted to second half Engineering and development efforts focused on maintaining competitive edge Hardinge Inc. Performance Excellence – our Six Sigma, Lean and Value Stream Mapping methodologies Foundational values drive culture: Quality, customer service, continuous process improvement, global cooperation, and employee development

First Quarter 2013 Earnings Conference Call May 9, 2013 NASDAQ: HDNG www.hardinge.com

NASDAQ: HDNG SUPPLEMENTAL INFORMATION www.hardinge.com

Annual Adjusted Gross Profit Reconciliation 15 ($ in millions) Gross Profit and Gross Margin for 2009 were adjusted to exclude unusual items. Hardinge believes that when used in conjunction with GAAP measures, Adjusted Gross Profit, which is a non-GAAP measure, assists in the understanding of Hardinge’s operating performance. 2009 2010 2011 2012 Q1 2013 TTM Sales $214.1 $257.0 $341.6 $334.4 $326.0 Cost of sales 173.3 195.7 250.5 237.6 232.4 Gross profit 40.8 61.3 91.1 96.8 93.6 Inventory impairment 5.0 - - - - Adjusted gross profit 45.8 61.3 91.1 96.8 93.6 Adjusted gross margin 21.4% 23.9% 26.7% 29.0% 28.6%

Adjusted Net Income and Operating Income 16 ($ in millions, except for EPS) Net Income, Operating Income and Operating Margin in 2009, and 2010 were adjusted to exclude unusual items. Net Income in 2012 and 3/31/2013 TTM were adjusted to exclude an unusual item. Hardinge believes that when used in conjunction with GAAP measures, adjusted Net Income and adjusted Operating Income, which are non-GAAP measures, assist in the understanding of Hardinge’s operating performance. 2009 2010 2011 2012 3/31/2013 TTM Net (loss) income ($33.3) ($5.2) $12.0 $17.9 15.5 Inventory impairment 5.0 - - - - Restructuring 5.4 - - - - Gain on sale & acquisition - (1.7) - - - Other adjustment - 3.5 - 2.7 2.7 Net income (loss) / adjusted net income (loss) (22.9) (3.4) 12.0 15.2 12.8 Plus: Interest expense, net 1.8 0.3 0.2 0.7 0.8 Adjusted income tax expense 1.9 2.2 4.4 4.2 3.7 Adjusted operating income (loss) (19.2) (0.9) 16.6 20.1 17.2 Sales 214.1 257.0 341.6 334.4 326.0 Adjusted operating margin (9.0)% (0.4)% 4.9% 6.0% 5.3%

Quarterly Financial Appendix

HARDINGE

($ in thousands, except for per share data)

	Quarter Ended							
	6/30/2011	9/30/2011	12/31/2011	3/31/2012	6/30/2012	9/30/2012	12/31/2012	3/31/2013
Net sales	$ 86,656	$ 90,389	$ 91,046	$ 74,650	$ 86,320	$ 82,883	$ 90,560	$ 67,219
Cost of sales	63,353	64,840	67,946	53,461	62,348	58,889	62,878	48,246
Gross profit	23,303	25,549	23,100	21,189	23,972	23,994	27,682	18,973
Gross profit margin	*26.9%*	*28.3%*	*25.4%*	*28.4%*	*27.8%*	*28.9%*	*30.6%*	*28.2%*
Selling, general and administrative expenses	18,993	18,943	18,990	17,599	19,047	18,569	20,981	18,245
Loss (gain) on sale of assets	7	(5)	69	(2)	(12)	(13)	49	(42)
Other (income) expense	(72)	284	397	204	99	127	107	318
Income from operations	4,375	6,327	3,644	3,388	4,838	5,311	6,545	452
Operating margin	*5.0%*	*7.0%*	*4.0%*	*4.5%*	*5.6%*	*6.4%*	*7.2%*	*0.7%*
Interest expense	93	97	102	140	269	246	204	205
Interest income	(48)	(45)	-	(24)	(27)	(44)	(23)	(15)
Income before income taxes	4,330	6,275	3,542	3,272	4,596	5,109	6,364	262
Income tax expense	1,217	2,025	300	829	956	1,089	(1,388)	222
Net income	$ 3,113	$ 4,250	$ 3,242	$ 2,443	$ 3,640	$ 4,020	$ 7,752	$ 40
Basic earnings per share	$ 0.27	$ 0.37	$ 0.28	$ 0.21	$ 0.31	$ 0.35	$ 0.67	$ -
Diluted earnings per share	$ 0.27	$ 0.36	$ 0.28	$ 0.21	$ 0.31	$ 0.34	$ 0.66	$ -
Cash dividends declared per share	$ 0.005	$ 0.02	$ 0.02	$ 0.02	$ 0.02	$ 0.02	$ 0.02	$ 0.02
Weighted avg. shares outstanding: Basic	11,467	11,467	11,467	11,524	11,562	11,567	11,574	11,660
Weighted avg. shares outstanding: Diluted	11,495	11,533	11,552	11,557	11,600	11,606	11,619	11,743

TURNING

MILLING

GRINDING

WORKHOLDING

ROTARY

www.hardinge.com

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